Exhibit 5.1

(269) 337-7700

April 26, 2024

Helius Medical Technologies, Inc.

642 Newtown Yardley Road

Suite 100

Newtown, PA 18940

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Helius Medical Technologies, Inc., a Delaware corporation (the “Company”), in connection with (a) preparing and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-278698) and each amendment thereto (such registration statement as amended and supplemented from time to time, the “Registration Statement”) relating to the offer and sale by the Company of up to $8,000,000 in the aggregate sale price of (i)  up to 1,801,801 shares (“Shares”) of the Company’s Class A common stock, par value $0.001 per share (“Common Stock”), (ii) immediately exercisable warrants to purchase up to 1,801,801 shares of Common Stock to be issued for each Share or Pre-Funded Warrant (defined below) purchased (the “Series A Warrants”), (iii) immediately exercisable warrants to purchase up to 1,801,801 shares of Common Stock to be issued for each Share or Pre-Funded Warrant purchased (the “Series B Warrants,” and together with the Series A Warrants, the “Public Warrants”), (iv) for some purchasers, in lieu of Shares, pre-funded warrants to purchase up to 1,801,801 shares of Common Stock (“Pre-Funded Warrants”), (v) immediately exercisable warrants to purchase up to 90,090 shares of Common Stock to be issued and sold to the Placement Agent (the “Placement Agent Warrants,” and together with the Public Warrants and Pre-Funded Warrants, the “Warrants”), (vi) the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares,” and together with the Shares and the Warrants, the “Securities”). The Securities are to be sold to the public as described in the Registration Statement and pursuant to the placement agency agreement referred to in the Registration Statement (the “Placement Agency Agreement”). We have assumed that the sale of the Shares and Warrants by the Company, the exercise price of the Public Warrants and Placement Agent Warrants, and the sale and exercise of the Pre-Funded Warrants will be at a price established by the Pricing Committee of the Board of Directors of the Company at a price no less than the minimum price authorized by the Board of Directors as of the date hereof, in accordance with the Delaware General Corporation Law. We have also assumed that, (i) the Warrant Shares will be properly delivered to the persons exercising the Warrants, and (ii) at the time of exercise of the Warrants the consideration for the issuance and sale of Common Stock in connection with such exercise plus any purchase price for the Warrant is an amount that is not less than the par value of the Common Stock. With respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued and available for issuance.

For the purpose of rendering the opinions below, we examined originals or copies of such documents as we deemed relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.

Our opinions are limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to New York law applicable to contracts and the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware and, with respect to the opinions set forth below, insofar as they relate to any Delaware law, we have limited our review to standard compilations available to us of the Delaware General Corporation Law which we have assumed to be accurate and complete, and have not reviewed case law. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws.

(269) 337-7700

With regard to our opinions concerning the Warrants constituting valid and binding obligations of the Company:

A.	Our opinions are subject to, and may be limited by, (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, voidable transaction, fraudulent conveyance, debtor and creditor, and other laws which relate to or affect creditors’ rights generally, and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

B.	Our opinions are subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

C.	We express no opinion as to any provision of the Warrants that: (i) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (ii) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (iii) restricts non-written modifications and waivers, (iv) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (v) relates to exclusivity, election or accumulation of rights or remedies, (vi) authorizes or validates conclusive or discretionary determinations, or (vii) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

D.	We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Warrants.

Based upon the foregoing and upon our examination of such documents and other matters as we deem relevant, we are of the opinion that:

1.	The Shares, when offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Placement Agency Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, will be validly issued, fully paid and non-assessable. The Warrant Shares, when they and the Warrants are offered, sold, issued and delivered by the Company and the Warrants are validly exercised as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Placement Agency Agreement and the Warrants (including, without limitation, the payment in full of all applicable consideration therefor, including the purchase price for the Warrants and the exercise price, and issuance and delivery of the Warrant Shares as described therein, including proper execution and delivery to the persons exercising the Warrants of certificates for the underlying Warrant Shares in the form approved by the Company’s Board of Directors), against payment therefor, will be validly issued, fully paid and non-assessable.

2.	When the Warrants have been offered, sold, issued, duly executed and delivered by the Company as described in the Registration Statement and the related prospectus, and in accordance with, and in the manner set forth in, the Placement Agency Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, such Warrants will constitute binding obligations of the Company.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. The opinions set forth above are is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Honigman LLP

Honigman LLP

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402